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                                                                    EXHIBIT 4.10

                 AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

     This Amendment (the "AMENDMENT") is being entered into on June 14, 2000 with respect to a certain Registration Rights Agreement dated February 23, 2000 (the "REGISTRATION RIGHTS AGREEMENT") by and among WorldPages.com, Inc. (formerly known as Advanced Communications Group, Inc.), a Delaware corporation (the "COMPANY"), and Halifax Fund, L.P., a Cayman Island limited partnership, Elliott Associates, L.P., a Delaware limited partnership and Westgate International, L.P., a Cayman Island limited partnership (collectively, the "INVESTORS"). Terms used herein but not defined shall have the meaning set forth in that certain related Convertible Debenture Purchase Agreement dated February 23, 2000 (the "PURCHASE AGREEMENT") by and among the Company and the Investors or the Registration Rights Agreement, except where the context expressly indicates to the contrary.

                                R E C I T A L S:

     WHEREAS, shortly following the Closing on February 23, 2000, the Company changed its name from Advanced Communications Group, Inc. to WorldPages.com, Inc.;

     WHEREAS, pursuant to Section 1.1 of the Purchase Agreement, the Investors have purchased "INITIAL DEBENTURES" and "INITIAL WARRANTS" (as those terms are defined in the recitals to the Registration Rights Agreement) from the Company and, in addition, pursuant to Section 1.3 of the Purchase Agreement, the Investors may elect, in each of their sole discretion, to purchase "ADDITIONAL DEBENTURES" (as that term is defined in Section 1.3(b) of the Purchase Agreement), all as further described in the Purchase Agreement;

     WHEREAS, pursuant to Section 1.2 of the Purchase Agreement, in addition to the foregoing, each of the Investors may elect and/or be required by the Company, as further set forth in the Purchase Agreement, to purchase "OPTION DEBENTURES" from the Company, and, upon the Company's issuance of Option Debentures to such Investors, shall be entitled to receive the "OPTION WARRANTS" (as those terms is defined in the recitals to the Purchase Agreement) in connection therewith;

     WHEREAS, the Registration Rights Agreement currently provides, among other things, that the Investors will have registration rights with respect to the resale of the shares of Common Stock issuable upon conversion of the "DEBENTURES" (which term includes the Initial Debentures, the Option Debentures and the Additional Debentures) and exercise of the Warrants (which term includes the Initial Warrants and the Option Warrants); and

     WHEREAS, it has subsequently been agreed to by the Company and each of the Investors that the Investors shall not be entitled to registration rights with respect to the resale of the shares of Common Stock to be issued upon conversion of the Option Debentures and exercise of the related Option Warrants until such time, if any, that such Option Debentures have been purchased by, and such Option Warrants have been issued to, the Investors pursuant to Section 1.2 of the Purchase Agreement.

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                                   T E R M S:

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Notwithstanding anything contained in the Registration Rights Agreement to the contrary, with respect to the Option Debentures and Option Warrants only, all references to the terms "CLOSING" and "CLOSING DATE" in the Registration Rights Agreement shall hereinafter be deemed to refer to each respective "SUBSEQUENT CLOSING" (as defined in Section 1.2(b)(ii) of the Purchase Agreement) of the purchase of the Option Debentures and issuance of the related Option Warrants, if any, and each respective "SUBSEQUENT CLOSING DATE" (as defined in Section 1.2(b)(ii) of the Purchase Agreement) upon which each such Subsequent Closing shall occur, SO THAT the Company's obligations under the Registration Rights Agreement (including, but not limited to, the duty to file a registration statement with respect thereto and/or the duty to list the Common Stock underlying the Option Debentures and the Option Warrants on an "APPROVED MARKET" (as that term is defined in Section 2.1(d) of the Purchase Agreement)) shall not begin to accrue with respect to the Option Debentures and Option Warrants until such time, if any, that such Option Debentures are purchased by, and such Option Warrants are issued to, the Investors. If the Company has not exercised the "COMPANY PUT OPTION" (as that term is defined in Section 1.2(b) of the Purchase Agreement) within the time period set forth in Section 1.2(b)(ii) of the Purchase Agreement, the Company shall have no obligation to register for any purpose any shares of Common Stock that would have been issued if the Option Debentures and/or the Option Warrants had been issued pursuant to Section 1.2(b) and Section 1.2(c) of the Purchase Agreement.

     2. Notwithstanding anything contained in the Registration Rights Agreement to the contrary, the Company shall file a registration statement in connection with the resale of the shares of Common Stock to be issued upon conversion of the Option Debentures and exercise of the related Option Warrants within ten (10) business days of each Subsequent Closing Date and shall use its best efforts to cause such registration statement to become effective within seventy-five (75) days of such Subsequent Closing Date. Remedies which become available to the Investors with respect to the Initial Debentures, Initial Warrants and the Additional Debentures commencing upon the 121st day, the 151st day and the 181st day following the Closing Date and each 30-day period thereafter pursuant to Section 2(b)(i) and (ii) of the Registration Rights Agreement shall become available to the Investors with respect to the Option Debentures and Option Warrants commencing upon the 76th day, the 106th day and the 136th day and each 30-day period thereafter following the relevant Subsequent Closing Date, respectively.

     3. For example, if the Company were to exercise its Company Put Option to compel the Investors to purchase a total aggregate principal amount of $5,000,000 in Option Debentures pursuant to Section 1.2 of the Purchase Agreement, then, within 10 business days after the related Subsequent Closing Date on which the Company issued such Option Debentures and related Option Warrants, the Company shall be obligated under the Registration Rights Agreement (as amended by this Amendment) to prepare and file a registration statement in connection with the resale of the shares of Common Stock to be issued upon conversion of such Option Debentures and exercise of the related Option Warrants. If one or more Investors were subsequently to exercise their "INVESTOR CALL OPTIONS" (as that term is defined in Section 1.2(c) of the Purchase Agreement) to require the Company to sell all or a portion of the total aggregate principal amount of $2,500,000 in Option Debentures to such Investor(s) and to issue the related Option Warrants to such Investor(s), then the Company's obligations under the Registration Rights Agreement with respect to such Option Debentures and Option Warrants shall commence upon the relevant Subsequent Closing Date. If, on the 76th day

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following a Subsequent Closing Date, a registration statement has not been declared effective with respect to the resale of the shares of Common Stock to be issued upon conversion of the Option Debentures and exercise of the related Option Warrants issued on the Subsequent Closing Date, then the Investors shall have the same remedies available to it pursuant to Section 2(b)(i) and 2(b)(ii) on such date with respect to such Option Debentures and Option Warrants that the Investor(s) had available to it pursuant to Section 2(b)(i) and 2(b)(ii) on the 121st day following the Closing Date with respect to the Initial Debentures, Initial Warrants and Additional Debentures.

     4. Notwithstanding anything contained in the Registration Rights Agreement to the contrary, with respect to the Option Debentures and Option Warrants only, the number of shares that are to be included in the registration statement to be filed within 10 days of a Subsequent Closing Date shall be no less than the sum of (A) two times the sum of the number of shares of Common Stock that are as of the Subsequent Closing Date (rather than as of the date of the Purchase Agreement) issuable upon conversion of the Option Debentures purchased by the Investors on such Subsequent Closing Date and (B) one and one-half times the number of shares of Common Stock issuable upon exercise of the Option Warrants issued to the Investors on such Subsequent Closing Date, in each case without regard to any limitation on the Investor's ability to convert the Option Debentures or Option Warrants.

     5. Except as provided above, all of the rights and obligations of the parties with respect to the Registration Statement referred to in the Registration Rights Agreement shall apply, MUTATIS MUTANDIS, to the registration statement contemplated by this Amendment. All other provisions of the Registration Rights Agreement shall be deemed to be changed MUTATIS MUTANDIS to conform to the changes contemplated herein.

     6. Except as set forth above, the Registration Rights Agreement (including, but not limited to, the obligations of the Company thereunder with respect to the Initial Debentures, Initial Warrants and Additional Debentures) and the Purchase Agreement shall remain unmodified and in full force and effect.

     7. All references in the Registration Rights Agreement to the "AGREEMENT" and any other reference of similar import shall henceforth mean the Registration Rights Agreement, as amended.

     8. In the event of any inconsistency or conflict between this Amendment and the Registration Rights Agreement or the Purchase Agreement, the terms, provisions and conditions of the Amendment shall govern and control.

     9. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same amendment and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         WORLDPAGES.COM, INC.
                         (formerly known as Advanced Communications Group, Inc.)

                         By:  /s/ Michael A. Pruss
                              -----------------------------
                              Name:     Michael A. Pruss
                              Title:    Vice-President

                         INVESTORS:

                         HALIFAX FUND, L.P.
                         By:  THE PALLADIN GROUP, L.P.,
                              Attorney-in-Fact

                         By:  /s/ Steven W. Weiner
                              -----------------------------
                              Name:     Steven W. Weiner
                              Title:    Managing Director

                         ELLIOTT ASSOCIATES, L.P.

                         By:  /s/
                              -----------------------------
                              Name:
                              Title:

                         WESTGATE INTERNATIONAL, L.P.
                         By:  ELLIOTT INTERNATIONAL CAPITAL ADVISORS
                              INC. (formerly known as Martley International, Inc.), Attorney-in-Fact

                         By:  /s/
                              -----------------------------
                              Name:
                              Title: